SCHEDULE 14C INFORMATION

Amendment No. 1

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement	( )	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

COATES INTERNATIONAL, LTD.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

EXPLANATORY NOTE

This revised Preliminary Proxy Statement on Form PRER-14C, amends and restates in its entirety the Preliminary Proxy Statement on Form PRE-14C filed on January 19, 2018.

COATES INTERNATIONAL, LTD.

Highway 34 & Ridgewood Road

Wall Township, New Jersey 07719

(732) 449-7717

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDER

To Our Stockholders:

We are writing to advise you that as a result of George J. Coates, our majority stockholder, owning approximately 82% of the combined voting power of the common and preferred stock, by written consent in lieu of a stockholders' meeting, the stockholders of Coates International, Ltd. (“the Corporation”) have approved and authorized the corporate actions necessary to change the Corporation’s state of domicile from the State of Delaware to the State of Nevada, pursuant to a plan of conversion (the “Redomicile”). In its simplest terms, under the plan of conversion, the Corporation will cease to be domiciled in Delaware and it will become domiciled in Nevada upon acceptance of the Corporation’s Certificate of Conversion by the state of Nevada. There will be no other changes to the Corporation as a result of this action.

The change in domicile is expected to become effective approximately 20 days after the date hereof, upon acceptance by the State of Nevada of the Corporation’s Certificate of Conversion to be filed with the State of Nevada. There will be no substantial differences in the Nevada Articles and Nevada Bylaws from our existing Delaware Certificate and Delaware Bylaws. In addition, the number of authorized shares of our common stock and preferred stock, the par value of the common stock and preferred stock, and the rights, options, voting powers and entitlements of the common stock as previously held through the Delaware corporation, and designations of the preferred stock, will not change as a result of this action. The Company’s Delaware stock certificates will be deemed to represent the same number of Nevada shares as were represented prior to the Redomicile. Upon completion of the Redomicile, the authorized capital stock of the Company in Nevada will consist of 12,000,000,000 shares of common stock, $0.0001 par value, 1,000,000 shares of Series A preferred stock, par value $0.001, and 75,000,000 shares of Series B convertible stock, par value $0.001. As of the date of this filing, the Company has 42,787,993, 3,601, and 228,4721 shares of common stock, Series A preferred stock, and Series B convertible preferred stock, issued and outstanding, respectively. By changing the state of domicile pursuant to a plan of conversion there will not be any necessity for stockholders to exchange their shares of common stock and preferred stock.

The current members of the board of directors of the Corporation, as of the effective date of the change in domicile, will continue to serve in their existing capacities.

The current corporate officers of the Corporation, as of the effective date of the change in domicile, will continue to serve in their existing capacities.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE MAJORITY STOCKHOLDER BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THIS ACTION UNDER DELAWARE LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTION.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of the action taken by written consent described above before it takes effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about January ___, 2018, and we anticipate the effective date of the proposed actions to be February 19, 2018, or as soon thereafter as practicable in accordance with applicable state and federal law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Copies of this Information Statement are expected to be mailed on or about January ___, 2018, to the holders of record on the Record Date of our outstanding shares. The matters that are subject to approval of the Stockholders will not be completed until at least 20 calendar days after the initial mailing of this Information Statement. This Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our capital stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

January __, 2018	Very truly yours,

/s/ Barry C. Kaye
Barry C. Kaye, Treasurer and Chief Financial Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Coates International, Ltd.

2100 Highway 34 & Ridgewood Road

Wall Township, NJ 07719

 (732) 449-7717

INFORMATION STATEMENT

(Preliminary)

January 29, 2018

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.0001 per share (the “Common Stock”), of Coates International, Ltd., a Delaware Corporation (the “Corporation”), to notify such Stockholders of the following:

On January 17, 2018, the Company approved and authorized the corporate actions necessary to change the Corporation’s state of domicile from Delaware to Nevada, pursuant to a Plan of Conversion approved by the Board of Directors on January 17, 2018.

On January 17, 2018, the Board of Directors of the Company approved the aforementioned action, subject to Stockholder approval. The Majority Stockholder approved this action by written consent in lieu of a meeting on January 17, 2018 in accordance with the Delaware General Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of this action.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

CHANGE IN DOMICILE FROM A DELAWARE CORPORATION TO A NEVADA CORPORATION

The Board of Directors of the Company has approved and authorized the corporate actions necessary to change the Corporation’s state of domicile from Delaware to Nevada. This change in domicile is expected to be effected by filing a Certificate of Conversion with the State of Nevada on or about February 19, 2018.

Reasons for the Change in Domicile

The principal reason for the Redomicile from Delaware to Nevada is to eliminate our obligation to pay the annual Delaware franchise tax that will result in significant savings to us in the future. Under Nevada Law, there is no obligation to pay annual franchise taxes and there are no capital stock taxes or inventory taxes. In addition, under Nevada Law, there are minimal reporting and corporate disclosure requirements and the identity of the corporate shareholders is not a part of the public record. Otherwise, the general corporation laws of the States of Delaware and Nevada are quite similar as both states have liberal incorporation laws and favorable tax policies. As detailed below under “The Rights of the Shareholders Will Now be Governed by Nevada Law instead of Delaware Law”, there are other differences in Delaware Law and Nevada Law that may affect the rights of shareholders. However, we have endeavored to make no substantive changes in the provisions and terms of the Nevada Articles and Nevada Bylaws from the provisions and terms of the Delaware Certificate and Delaware Bylaws.

Possible Disadvantages of Redomicile

A possible disadvantage of Redomicile from Delaware to Nevada is that Delaware for many years has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware Law and establishing public policies with respect to Delaware corporations. By the Redomicile in Nevada, we may experience less predictability with respect to management of our corporate affairs.

Principal Features of the Redomicile

At the effective time of the Redomicile, pursuant to the plan of conversion, the Nevada Articles, the Nevada Bylaws and Nevada Law will govern our corporation operations and activities. However, there are no substantial differences in the Nevada Articles and Nevada Bylaws from the Delaware Certificate and Delaware Bylaws. There will be no substantial differences in the Nevada Articles and Nevada Bylaws from our existing Delaware Certificate and Delaware Bylaws. In addition, the number of authorized shares of our common stock and preferred stock, the par value of the common stock and preferred stock, and the rights, options, voting powers and entitlements of our common stock as previously held through the Delaware corporation, and designations of the preferred stock, will not change as a result of this action. Upon completion of the Redomicile, the authorized capital stock of the Company in Nevada will consist of 12,000,000,000 shares of common stock, $0.0001 par value, 1,000,000 shares of Series A preferred stock, par value $0.001, and 75,000,000 shares of Series B convertible stock, par value $0.001. As of the date of this filing, the Company has 42,787,993, 3,601, and 228,471shares of common stock, Series A preferred stock, and Series B convertible preferred stock, issued and outstanding, respectively. By changing the state of domicile pursuant to a plan of conversion there will not be any necessity for stockholders to exchange their shares of common stock and preferred stock.

The Rights of the Shareholders Will Now be Governed by Nevada Law instead of Delaware Law

The general corporation laws of the State of Nevada (the “Nevada Law”) will now govern the rights of our stockholders rather than the general corporation laws of the State of Delaware (the “Delaware Law”). We have made an effort not to make any substantive changes in the Nevada Articles or Nevada Bylaws from the Delaware Certificate and Delaware-Bylaws. Such items, including the authorized capitalization, rights of common stock and preferred stock shareholders, and the par values of the classes of shares remain the same. Furthermore, Nevada Law and Delaware Law are quite similar with respect to the governing of corporate actions and shareholders’ rights. Nonetheless, there are a few differences in the laws, which may affect your rights or interests. The following is a summary of certain of those considerations.

Delaware has a well-developed body of case law interpreting shareholders rights. Nevada case law concerning the governing and effects of its statutes and regulations is limited and thus you will have more uncertainty concerning the legality of corporate transactions and your right to challenge those transactions.

Under Nevada Law, a director may be removed by a 2/3 vote of the shareholders. Previously, under Delaware Law, a vote by only a majority of the shareholders is required to remove a director. The majority of the director’s present at a meeting of the board may fill vacancies in the board under Nevada Law even if no quorum is present.

Nevada Law permits greater latitude in indemnifying officers and directors and the ability to shield the officers and directors for liabilities. However, the Nevada Articles and Nevada Bylaws provide the same indemnification and liability protections as the current Delaware documents.

VOTES REQUIRED TO APPROVE THE PROPOSAL

As of January 17, 2018, the date the consent of the majority stockholder was provided, there were 40,761,651 shares of Common Stock issued and outstanding, 3,601 shares of Series A Preferred Stock issued and outstanding and 231,184 shares of Series B Convertible Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote, each share of Series A Preferred Stock is entitled to 10,000 votes, and each share of Series B Convertible Preferred Stock is entitled to 1,000 votes, representing a total of 308,572,651 of eligible votes of all shareholder. For the approval of the change in domicile to the State of Nevada, 154,286,326 votes were required.

CONSENTING STOCKHOLDERS

As of January 17, 2018, the date the consent of the majority stockholder was provided, George J. Coates held 2,899,560 shares of Common Stock, 3,601 shares of Series A Preferred Stock and 214,184 shares of Series B Convertible Preferred Stock, entitling him 253,093,560 votes or 82% of the total number of votes outstanding. On January 17. 2018, Mr. Coates approved and authorized the corporate actions necessary to change the Corporation’s state of domicile from Delaware to Nevada, by written consent in lieu of a stockholders' meeting.

Under Section 14(c) of the Exchange Act, the transaction cannot become effective until the expiration of the 20-day period.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the Delaware General Corporation Law and the Corporation’s articles of incorporation consistent with the above or the Corporation’s By-Laws to dissent from any of the provisions adopted as set forth herein.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2017
2.	Annual Report on Form 10-K for the year ended December 31, 2016

Dated: January 29, 2018

By Order of the Board of Directors

/s/ Barry C. Kaye
Barry C. Kaye Treasurer and Chief Financial Officer

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